THE HARTFORD MUTUAL FUNDS, INC.

THE HARTFORD MUTUAL FUNDS II, INC.

HARTFORD SCHORDERS OPPORTUNISTIC INCOME FUND

on behalf of their respective funds listed on Schedule A

Form of Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

[        ] [    ], 2021

The Board of Directors of The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company” and collectively, the “Companies”) and the Board of Trustees of the Hartford Schroders Opportunistic Income Fund (the “Trust” and a “Fund”) (collectively, the “Board of Directors/Trustees”) may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Each class of shares of the funds listed on Schedule A (each a “Fund” and collectively, the “Funds”) will have the same relative rights and privileges, except as set forth below.

Each class of shares of a Fund: (1) shall be subject to such minimum purchase requirements, sales charges and other conditions of eligibility as are set forth in the applicable Fund’s prospectus and/or Statement of Additional Information on Form N-1A or Form N-2, as the case may be (“Registration Statement”); (2) may be convertible into other share classes of the Fund if, and to the extent, set forth in the Fund’s Registration Statement; and (3) shall be entitled to the shareholder services set forth from time to time in the Fund’s Registration Statement with respect to such class of shares. Except as set forth in a Fund’s prospectus, shares may be exchanged only for shares of the same class of another Fund.

ARTICLE I

Class A Shares

Class A Shares are sold subject to distribution/service fees under the Companies’ and the Trust’s Amended and Restated Distribution Plan, as such Plan may be further amended or amended and restated from time to time (the “Distribution Plan”), calculated as a stated percentage of the net assets attributable to Class A Shares as set forth in the relevant Fund’s prospectus. The Class A shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A Shares are allocated to Class A Shares.

ARTICLE II

Class A2 Shares

Class A2 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class A2 Shares as set forth in the relevant Fund’s prospectus. The Class A2 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A2 Shares are allocated to Class A2 Shares.

ARTICLE III

Class T Shares

Class T Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class T Shares as set forth in the relevant Fund’s prospectus. The Class T shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class T Shares are allocated to Class T Shares.

ARTICLE IV

Class B Shares

Class B Shares were are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class B Shares as set forth in the relevant Fund’s prospectus. The Class B shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class B Shares are allocated to Class B Shares. Effective October 3, 2009, Class B Shares ceased to be available for purchase (except as explicitly permitted by the relevant prospectus) and there are no outstanding Class B shares as of the date hereof.

ARTICLE V

Class C Shares

Class C Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class C Shares as set forth in the relevant Fund’s prospectus. The Class C shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class C Shares are allocated to Class C Shares.

Effective October 1, 2018, Class C Shares shall automatically convert to Class A Shares after a certain holding period or under other circumstances in accordance with the terms and conditions set forth in the Funds’ prospectuses.

ARTICLE VI

Class I Shares

Class I Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class I Shares are allocated to Class I Shares.

ARTICLE VII

Class R3 Shares

Class R3 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class R3 Shares as set forth in the relevant Fund’s prospectus. The Class R3 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R3 Shares are allocated to Class R3 Shares.

ARTICLE VIII

Class R4 Shares

Class R4 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class R4 Shares as set forth in the relevant Fund’s prospectus. The Class R4 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R4 Shares are allocated to Class R4 Shares.

ARTICLE IX

Class R5 Shares

Class R5 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R5 Shares are allocated to Class R5 Shares.

ARTICLE X

Class R6 Shares

Class R6 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R6 Shares are allocated to Class R6 Shares.

ARTICLE XI

Class Y Shares

Class Y Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class Y Shares are allocated to Class Y Shares.

ARTICLE XII

Class F Shares

Class F Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class F Shares are allocated to Class F Shares.

ARTICLE XIII

Class SDR

Class SDR Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class SDR Shares are allocated to Class SDR Shares.

ARTICLE XIV

ALLOCATION OF EXPENSES

Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among each class based upon the relative net assets of each such class. Expenses relating only to a particular class shall be allocated to that class.

ARTICLE XV

APPROVAL BY BOARD OF DIRECTORS/TRUSTEES

This Plan shall not take effect with respect to the Companies or any of their Funds or the Trust until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”)) of (a) all of the Directors of the Companies, on behalf of the Companies or its applicable Funds and all of the Trustees of the Trust, and (b) those of the Directors and Trustees who are not “interested persons” of the Companies or Trust, as such term may be from time to time defined under the Act.

ARTICLE XVI

SEVERABILITY

This Plan is severable as to each Fund. The Board of Directors/Trustees may amend this Plan on behalf of one or more Funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

ARTICLE XVII

AMENDMENTS

No material amendment to the Plan shall be effective unless the Board of Directors/Trustees approves it in the same manner as is provided for approval of this Plan in Article XV.

SCHEDULE A

This Amended and Restated Schedule A to that certain Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 dated [        ] [    ], 2021, is effective as of [        ] [    ], 2021.

The Hartford Mutual Funds, Inc.

Hartford AARP Balanced Retirement Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

Hartford Climate Opportunities Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

Hartford Global Impact Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Short Duration Fund

Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

Hartford Sustainable Municipal Bond Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

The Hartford Mutual Funds II, Inc.

The Hartford Growth Opportunities Fund

Hartford Multifactor International Fund

Hartford Multifactor Large Cap Value Fund

Hartford Quality Value Fund

Hartford Schroders China A Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Securitized Income Fund

Hartford Schroders Sustainable Core Bond Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US MidCap Opportunities Fund

Hartford Schroders US Small Cap Opportunities Fund

The Hartford Small Cap Growth Fund

Hartford Schroders Opportunistic Income Fund

Document Revision History:

Last Amended: [        ], 2021

Previously March 30, 2020, January 8, 2020, September 30, 3019, Amended on: May 29, 2019, February 28, 2019, October 1, 2018; July 16, 2018

Initially Approved on: January 11, 2017